                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 [(Amendment No. )]

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X ]   Preliminary Proxy Statement
[  ]   Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[  ]   Definitive Proxy Statement
[  ]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Section 240.14a-11(c)
       or Section 240.14a-12

                   MORGAN STANLEY AFRICA INVESTMENT FUND, INC.
                   -------------------------------------------
               (Names of Registrant as Specified in Its Charters)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

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   (2) Aggregate number of securities to which transaction applies:

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   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4) Proposed maximum aggregate value of transaction:

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   (5) Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ]    Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

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   (2) Form, Schedule or Registration Statement No.:

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   (3) Filing Party:

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   (4) Date Filed:

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


                   MORGAN STANLEY AFRICA INVESTMENT FUND, INC.
                  c/o Morgan Stanley Investment Management Inc.
                           1221 Avenue of the Americas
                            New York, New York 10020

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              --------------------

To Our Stockholders:

         Notice is hereby given that the Annual Meeting of Stockholders of Morgan Stanley Africa Investment Fund, Inc. (the "Fund") will be held on Friday, March 22, 2002 at 8:00 a.m. (New York time), in Conference Room [ ] at 1221 Avenue of the Americas, 22nd Floor, New York, New York 10020, for the following purposes:

          1. To consider and act upon a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution (the "Plan") adopted by the Board of Directors of the Fund.

          2.   To elect four Class I Directors for a term expiring in 2005.

          3. To consider and act upon any other business as may properly come before the Meeting or any adjournment thereof.

         The Board of Directors has unanimously determined that a complete liquidation of the Fund in accordance with the terms of the Plan is in the best interests of the Fund and its stockholders. The Board of Directors has recommended that the stockholders approve the Plan. Subject to receipt of the requisite stockholder approval and the determination that the Fund has sufficient liquid assets to meet its existing and anticipated liabilities, stockholders remaining in the Fund can expect to receive one or more liquidation distributions, in cash, as soon as reasonably practicable. However, there is no minimum distribution to stockholders.

         When and if the Plan becomes effective (as further described in the Plan), the stockholders' respective interests in the Fund's assets will not be transferable by negotiation of the share certificates and the Fund's shares will cease to be traded on the New York Stock Exchange, Inc. Stockholders holding stock certificates should consider arranging with the Fund's transfer agent a return of their certificates in advance of any liquidating distributions in order to facilitate payments to them. The Fund's transfer agent is American Stock Transfer and Trust Company, located at 59 Maiden Lane, New York, NY 10038. They can be reached at (800) 937-5449 or (718) 921-8200.

         In the event that stockholders do not approve the liquidation and dissolution of the Fund pursuant to Proposal No. 1, it is necessary at this time that stockholders also elect four Class I Directors to hold office for a term stated above and until their successors are duly elected and qualified.

         Only stockholders of record at the close of business on February 13, 2002 are entitled to notice of, and to vote at, this Meeting or any adjournment thereof.


                                                   MARY E. MULLIN
                                                   Secretary

Dated:   February 15, 2002

         If you do not expect to attend the Meeting, please sign and promptly return the enclosed Proxy Card in the enclosed self-addressed envelope. In order to avoid the additional expense to the Fund of further solicitation, we ask your cooperation in mailing in your Proxy Card promptly.

                   MORGAN STANLEY AFRICA INVESTMENT FUND, INC.
                  c/o Morgan Stanley Investment Management Inc.
                           1221 Avenue of the Americas
                            New York, New York 10020

                              --------------------

                                 PROXY STATEMENT

                              --------------------

         This statement is furnished by the Board of Directors of Morgan Stanley Africa Investment Fund, Inc. (the "Fund") in connection with the solicitation of Proxy Cards by the Board of Directors for use at the Annual Meeting of Stockholders (the "Meeting") to be held on March 22, 2002 at 8:00 a.m. (New
York time), in Conference Room [   ] at the principal executive office of Morgan
Stanley Investment Management Inc. (hereinafter "Morgan Stanley Investment Management" or the "Manager"), 1221 Avenue of the Americas, 22nd Floor, New York, New York 10020. It is expected that the Notice of Annual Meeting, Proxy Statement and Proxy Card will first be mailed to stockholders on or about February 15, 2002. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders.

         If the accompanying Proxy Card is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy Card. A Proxy Card may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund or by attendance and voting at the Meeting. If no instructions are specified, shares will be voted FOR approval of the liquidation and dissolution of the Fund, as set forth in the Plan of Liquidation and Dissolution (the "Plan") adopted by the Board of Directors of the Fund and FOR the election of the nominees for Directors.

         The close of business on February 13, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof. On that date, the Fund had [ ] shares of Common Stock outstanding and entitled to vote. Each share will be entitled to one vote at the Meeting.

         The expense of solicitation will be borne by the Fund and will include reimbursement to brokerage firms and others for reasonable expenses in forwarding proxy solicitation materials to beneficial owners. The solicitation of Proxy Cards will be largely by mail, but may include, without cost to the Fund, telephonic, telegraphic or oral communications by regular employees of the Manager. The solicitation of Proxy Cards is also expected to include
communications by employees of [                      ], a proxy solicitation
firm expected to be engaged by the Fund at a cost not expected to exceed $[   ],
plus out-of-pocket expenses.

         The Fund will furnish, without charge, a copy of its annual report for its fiscal year ended December 31, 2001, to any stockholder requesting such report. Requests for the annual report should be made in writing to Morgan Stanley Africa Investment Fund, Inc., c/o J.P. Morgan Investor Services Co., P.O. Box 2798, Boston, Massachusetts 02108-2798, or by calling 1-800-221-6726.

         J.P. Morgan Investor Services Co. is an affiliate of the Fund's administrator, JPMorgan Chase Bank ("JPMorgan Chase"), and provides administrative services to the Fund. The business address of JPMorgan Chase and J.P. Morgan Investor Services Co. is 73 Tremont Street, Boston, Massachusetts 02108-2798.

         THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF EACH OF THE MATTERS MENTIONED IN ITEMS 1 AND 2 OF THE NOTICE OF ANNUAL MEETING.

                   PROPOSAL TO LIQUIDATE AND DISSOLVE THE FUND
                                (Proposal No. 1)

Background

         Shares of closed-end equity funds typically trade in the marketplace at a discount to their net asset value (the "discount"). This has been true in the case of the Fund as well as many other closed-end single country equity funds. Thus, the market price paid for the Fund's shares generally has been less than the underlying value of the Fund's portfolio. For example, during 2001 the average discount of the Fund's shares was approximately [ ]%, while in 2000 the average discount was [ ]%. These discounts do not always prevail, however, since at times in the past the Fund's shares traded at a premium to their net asset value.

         The Board of Directors over the years has discussed the significance of the existence of the discount and the impact on stockholders. The Board of Directors has discussed and considered various alternative strategies to address the discount, including instituting share repurchases, making tender offers for outstanding shares, instituting a managed dividend, utilizing leverage, combining with other funds, converting to an open-end fund, and liquidating the Fund's assets. The Board of Directors in the past, however, has consistently concluded that it was in the best interests of the Fund and its stockholders to maintain the current closed-end format, because, in the view of the Board of Directors and the Manager, the closed-end format was the best structure for a fund investing in African markets with the Fund's investment strategies. In connection with those past considerations, it was the Manager's view that attractive equity investment opportunities could be found in Africa in the small- and mid-capitalization and less liquid sectors of the African equity markets. An open-end structure would severely disrupt this portfolio strategy and would force the sale of securities in a relatively illiquid market at times when it would hurt the Fund and its stockholders.

         In an attempt to address the discount and enhance stockholder value, on [July 2, 1998], the Fund commenced an open market repurchase program (the "Program") of outstanding shares of the Fund's common stock. Since the inception of the Program, 2,135,656 shares, representing 13.82% of the Fund's outstanding shares when the Program commenced, have been repurchased through January 31, 2002. In a further attempt to address the discount and enhance stockholder value, on April 19, 2000, the Board of Directors of the Fund approved a policy (the "Tender Offer Policy") under which the Fund would make a tender offer for 10% of the outstanding shares of the Fund, at 95% of the net asset value of the Fund's shares during the third quarter of every year if the Fund's shares traded at an average discount of greater than 15% during the 12 week period preceding the third quarter of such year. The Fund made tender offers pursuant to the Tender Offer Policy during the third quarter of 2000 and 2001. In addition, the Fund made a tender offer during the first quarter of 2001 for 25% of the Fund's outstanding shares at 95% of net asset value. Since the inception of the Tender Offer Policy, a total of 5,226,855 shares, representing 38.77% of the Fund's outstanding shares when the Tender Offer Policy was adopted, have been accepted for payment pursuant to the tender offers conducted by the Fund.

         Despite the Program and the Tender Offer Policy, the Fund's average discount rate continued to remain rather high during the year 2001. As a result of this recurring high discount, over the last several months, the Board of Directors and the Manager undertook a more intensive review of the Fund's alternatives for addressing the discount, including converting the Fund into an open-end mutual fund, merging the Fund with another fund, or liquidating the Fund. Based on its findings, the Board of Directors determined that open-ending the Fund is not a viable option because: (a) demand for an open-end fund investing only in African equities is very limited, (b) distributors in the mutual fund industry have shown little or no interest in selling such a vehicle, and (c) to open-end the Fund would be very costly to its remaining stockholders since the anticipated resulting heavy redemptions would likely increase the Fund's operating expense ratio to an unacceptable level. The Board of Directors also considered merging or combining the Fund with another fund. In this regard, the Directors observed that there is no open-end fund investing only in Africa and that an open-end fund would likely not desire to merge with the Fund since many of the Fund's stockholders would be likely to redeem their shares shortly after a merger. The Directors also observed that a merger with a closed-end fund would be unlikely to address the discount since most other closed-end funds trade at discounts.

         Based upon the foregoing considerations and other relevant factors, the Board of Directors has approved and authorized the orderly liquidation and dissolution of the Fund based on its determination that such action was advisable and in the best interests of the Fund and all of its existing stockholders. The Board of Directors, including all of the Directors who are not "interested persons" of the Fund (as that term is defined under the Investment Company Act of 1940, as amended (the "1940 Act")), also adopted the Plan and directed that the Plan be submitted for consideration by the Fund's stockholders. A copy of the Plan is attached hereto as Exhibit A.

         If (a) the Plan is approved by the requisite stockholder vote and (b) the Fund's Board of Directors determines, in its sole discretion, that the Fund has sufficient liquid assets to meet its existing and anticipated liabilities, the Fund's assets will be liquidated at market prices and on such terms and conditions as determined to be reasonable and in the best interests of the Fund and its stockholders in light of the circumstances in which they are sold, and the Fund will file Articles of Dissolution with the State of Maryland. Stockholders will receive their proportionate cash interest of the net distributable assets of the Fund upon liquidation.

         Under Maryland law and pursuant to the Fund's Articles of Incorporation and Amended and Restated By-Laws, the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Fund entitled to vote thereon is needed to approve the liquidation of the Fund. For purposes of the vote on the Plan, abstentions and broker non-votes will have the same effect as a vote against the Plan, but will be counted toward the presence of a quorum. In the event that a majority of the outstanding shares of capital stock of the Fund are not voted in favor of the Plan, with the result that the Plan is not approved, the Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies. In the event the Plan is not approved, the Board of Directors presently intends to meet to consider what, if any, steps to take in the best interests of the Fund and its stockholders including the possibility of resubmitting the Plan or another plan of liquidation and dissolution to stockholders for future consideration. Also, if the Plan is not approved by stockholders, the Fund will continue to take all reasonable steps to reduce the discount. In the event that a quorum is not present, the Meeting may be adjourned.

         Notwithstanding the approval of a majority of the outstanding shares of capital stock of the Fund, the Board of Directors of the Fund, in its sole discretion, must determine that the Fund has sufficient liquid assets to meet its existing and anticipated liabilities prior to the liquidation of the Fund's assets. While it is expected that the Fund will be able to identify all of its liabilities shortly after the Fund's stockholders approve the liquidation, should any unanticipated liabilities arise the Fund is currently unable to estimate with precision the costs of resolving such liabilities and exactly when such liabilities would be resolved. Consequently, the amounts set forth under "Distribution Amounts" below are for illustrative purposes only. If any such liabilities should arise, the Fund will not liquidate until the Board of Directors determines, in its sole discretion, that the Fund has sufficient liquid assets to meet such liabilities.

Summary of Plan of Liquidation and Dissolution

         The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan which is attached hereto as Exhibit A. Stockholders are urged to read the Plan in its entirety.

         Effective Date of the Plan and Cessation of the Fund's Activities as an Investment Company. The Plan will become effective only upon (a) its adoption and approval by the holders of a majority of the outstanding shares of the Fund and (b) the determination, in the sole discretion of the Board of Directors, that the Fund has sufficient liquid assets to meet its existing and anticipated liabilities (the "Effective Date"). Following these two events, the Fund (i) will cease to invest its assets in accordance with its investment objective,
(ii) will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and (iii) will dissolve in accordance with the Plan and the Fund will file Articles of Dissolution with the State of Maryland (Plan, Sections 1-2, 5 and 12). The Fund will, nonetheless, continue to meet the source of income, asset diversification and distribution requirements applicable to regulated investment companies through the last day of its final taxable year ending on liquidation.

         Closing of Books and Restriction on Transfer of Shares. The proportionate interests of stockholders in the assets of the Fund will be fixed on the basis of their holdings on the Effective Date. On such date, the books of the Fund will be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets will not be transferable by the negotiation of share certificates and the Fund's shares will cease to be traded on the New York Stock Exchange, Inc. ("NYSE") (Plan, Section 3).

         Liquidation Distributions. The distribution of the Fund's assets will be made in up to three cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing the sum of substantially all the liquid assets of the Fund, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the Fund's books on the First Distribution date, and
(b) liabilities as the Board of Directors reasonably deem to exist against the assets of the Fund on the Fund's books. However, there can be no assurance that the Fund will be able to declare and pay the First Distribution. If the First Distribution is declared and paid, the amount of the First Distribution currently is uncertain. A second distribution (the "Second Distribution"), if necessary, is anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of illiquid assets of the Fund under the Plan sold after the First Distribution and any other miscellaneous income of the Fund. A third distribution (the "Third Distribution"), if necessary, will be made as soon after the Second Distribution as all illiquid assets of the Fund remaining after the Second Distribution have been disposed of and will consist of cash held by the Fund at the time of the Third Distribution.

         Each stockholder not holding stock certificates of the Fund will receive liquidating distributions equal to the stockholder's proportionate interest in the net assets of the Fund. Each stockholder holding stock certificates of the Fund will receive a confirmation showing such stockholder's proportionate interest in the net assets of the Fund with an advice that such stockholder will be paid in cash upon return of the stock certificate. Stockholders holding stock certificates should consider arranging with the Fund's transfer agent a return of their certificates in advance of any liquidating distributions in order to facilitate payments to them. The transfer agent is American Stock Transfer and Trust Company, located at 59 Maiden Lane, New York, NY 10038. They can be reached at (800) 937-5449 or (718) 921-8200. All stockholders will receive information concerning the sources of the liquidating distribution (Plan, Section 7).

         Expenses of Liquidation and Dissolution. All of the expenses incurred by the Fund in carrying out the Plan will be borne by the Fund (Plan, Section
8).

         Amendment or Abandonment of the Plan. The Plan provides that the Board of Directors has the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. In addition, the Board of Directors may abandon the Plan, with stockholder approval, prior to the filing of Articles of Dissolution with the State Department of Assessments and Taxation of Maryland if the Board of Directors determines that such abandonment would be advisable and in the best interests of the Fund and its stockholders (Plan, Sections 9 and 10). However, it is the Board of Directors' current intention to liquidate and dissolve the Fund as soon as practicable following the settlement of all possible claims pending against the Fund and/or the Board of Directors.

Distribution Amounts

     The Fund's net asset value on January 31, 2002 was $68,973,290. At such date, the Fund had 8,085,966 shares outstanding. Accordingly, on January 31, 2002, the net asset value per share of the Fund was $8.53. The amounts to be distributed to stockholders of the Fund upon liquidation will be reduced by any remaining expenses of the Fund, including the expenses of the Fund in connection with the liquidation and portfolio transaction costs, as well as any costs incurred in resolving any claims that may arise against the Fund. Liquidation expenses are estimated to be approximately $90,000 (or approximately $.01 cent per share outstanding on January 31, 2002). The Fund's remaining portfolio transaction costs (including amounts allocated for dealer markup on securities traded over the counter) are estimated to be approximately $[ ], although actual portfolio transaction costs will depend upon the composition of the portfolio and the timing of the sale of portfolio securities. Actual liquidation expenses and portfolio transaction costs may vary. Any increase in such costs will be funded from the cash assets of the Fund and will reduce the amount available for distribution to stockholders.

General Income Tax Consequences

         United States Federal Income Tax Consequences. The following is only a general summary of the United States federal income tax consequences of the Plan and is limited in scope. This summary is based on the federal tax laws and regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. While this summary discusses the effect of certain federal income tax provisions on the Fund resulting from its liquidation and dissolution, the Fund has not sought a ruling from the Internal Revenue Service (the "IRS") with respect to the liquidation and dissolution of the Fund. The statements below are, therefore, not binding upon the IRS, and there can be no assurance that the IRS will concur with this summary or that the tax consequences to any stockholder upon receipt of a liquidating distribution will be as set forth below.

         While this summary addresses some of the United States federal income tax consequences of the Plan, neither state nor local tax consequences of the Plan are discussed. Implementing the Plan may impose unanticipated tax consequences on stockholders and affect stockholders differently, depending on their particular tax situations independent of the Plan. Stockholders should consult with their own tax advisers regarding the application of current United States federal income tax laws to their particular situation and with respect to state, local and other tax consequences of the Plan.

         The liquidating distributions received by a stockholder may consist of three elements: (i) a capital gain dividend (designated as such) to the extent of any net long-term capital gains recognized by the Fund during the final tax year; (ii) an ordinary income dividend to the extent of the Fund's ordinary income and short-term capital gains earned during the final tax year (over and above expenses) that have not previously been distributed; and (iii) a distribution treated as payment for the stockholder's shares. As of January 31, 2002, the Fund had accumulated net realized losses and does not currently expect to realize net gains on the sale of assets in connection with the liquidation. Therefore, it is currently expected that stockholders will not receive a capital gain dividend in the distribution. The Fund does currently expect to have undistributed ordinary income when its assets are liquidated. The composition of the actual liquidating distributions may vary due to changes in market conditions and the composition of the Fund's portfolio at the time its assets are sold. Prior to the last day of the Fund's final taxable year, the Fund's Board of Directors will authorize any capital gain dividend and ordinary income dividend to be distributed as part of the liquidating distribution. Within 60 days after the close of the Fund's final taxable year, the Fund will notify stockholders as to the portion, if any, of the liquidating distribution which constitutes a capital gain dividend and that which constitutes an ordinary income dividend (as well as any amounts qualifying for a credit or deduction against foreign taxes paid by the Fund).

         The Fund expects to retain its qualification as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended (the "Code"), during the liquidation period and, therefore, expects to not be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned. In the unlikely event that the Fund should lose its status as a RIC during the liquidation process, the Fund would be subject to taxes which would reduce any or all of the three types of liquidating distributions, and result in the inability of the Fund to pass through credits against foreign taxes paid.

         Any portion of a liquidating distribution paid under the Plan out of ordinary income or realized capital gains (i.e., a distribution described in (i) or (ii), above) will be taxed under the Code in the same manner as any other distribution of the Fund made other than pursuant to a liquidation. Accordingly, such amounts will be treated as ordinary income or capital gains (if so designated), as described above.

         The balance of any amount received upon liquidation (i.e., a distribution described in (iii), above) will be treated for federal income tax purposes as full payment in exchange for the stockholder's shares and will thus be treated as a taxable sale. Thus, a stockholder who is a United States citizen or resident or otherwise subject to United States income taxes will be taxed only to the extent the amount of the balance of the distribution exceeds his or her adjusted tax basis in such shares; if the amount received is less than his or her adjusted tax basis, the stockholder will realize a loss. The stockholder's gain or loss will generally be a capital gain or capital loss if such shares are held as capital assets. If such shares, which are held as capital assets, are held for more than one year, then any gain or loss will generally constitute a long-term capital gain or long-term capital loss, as the case may be, taxable to individual stockholders at a maximum rate of 20%. If the stockholder held the shares for not more than one year, any gain or loss will be a short-term capital gain or loss and will be taxed at ordinary income tax rates.

         Corporate stockholders should note that there is no preferential federal income tax rate applicable to capital gains for corporations under the Code. Accordingly, all income recognized by a corporate stockholder pursuant to the liquidation of the Fund, regardless of its character as capital gains or ordinary income, will be subject to tax at the same federal income tax rate.

         Under certain provisions of the Code, some stockholders may be subject to a backup withholding tax ("backup withholding") on the liquidating distribution (including (i) the capital gain dividend, (ii) the ordinary income dividend, and (iii) the distribution treated as payment for shares, as described above). Generally, stockholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the Fund, those who, to the Fund's knowledge, have furnished an incorrect number, and those with respect to whom the Fund has been notified by the IRS as having under-reported their federal tax liability. An individual's taxpayer identification number is his or her social security number. Certain stockholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer's federal income tax liability.

Impact of the Plan on the Fund's Status Under the 1940 Act

         On the Effective Date, the Fund will cease doing business as a registered investment company and, as soon as practicable, will apply for deregistration under the 1940 Act. It is expected that the Securities and Exchange Commission (the "Commission") will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund's activities as an investment company and its deregistration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action (Plan, Sections 1, 2, 9 and 11).

         Until the Fund's withdrawal as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

Procedure For Dissolution Under Maryland Law

         After the Effective Date, pursuant to the Maryland General Corporation Law and the Fund's Articles of Incorporation and Amended and Restated By-Laws, if at least a majority of the Fund's aggregate outstanding shares of capital stock are voted for the proposed liquidation and dissolution of the Fund, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the Maryland State Department of Assessments and Taxation, and will become effective in accordance with such law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized. The Fund's Board of Directors will be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund (Plan, Sections 2 and 12).

Appraisal Rights

         Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan (Plan, Section 14).

Voting Information

         Approval of the Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Fund entitled to vote at the Meeting. Unless a contrary specification is made, the accompanying Proxy Card will be voted FOR approval of the Plan.

         THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL NO. 1.

                              ELECTION OF DIRECTORS
                                (Proposal No. 2)

         In the event that stockholders do not approve the liquidation and dissolution of the Fund pursuant to Proposal No. 1, it is necessary at this time that stockholders also elect four Class I Directors to hold office for a term stated below and until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying Proxy Card to vote, on behalf of the stockholders, for the election of Ronald E. Robison, Michael Nugent, Joseph J. Kearns and Fergus Reid as Class I Directors for a term expiring in 2005.

         Pursuant to the Fund's By-Laws, the terms of office of the Directors are staggered. The Board of Directors is divided into three classes, designated Class I, Class II and Class III, with each class having a term of three years. Each year the term of one class expires. Class I currently consists of Ronald E. Robison, Michael Nugent, Joseph J. Kearns and Fergus Reid. Class II currently consists of John D. Barrett II, Vincent R. McLean and C. Oscar Morong, Jr. Class III currently consists of Barton M. Biggs, Gerard E. Jones, Thomas P. Gerrity and William G. Morton, Jr. Only the Directors in Class I are being considered for election at this Meeting.

         Pursuant to the Fund's By-Laws, each Director holds office until (i) the expiration of his term and until his successor has been elected and qualified, (ii) his death, (iii) his resignation, (iv) December 31 of the year in which he reaches seventy-two years of age, or (v) his removal as provided by statute or the Articles of Incorporation. Each officer of the Fund will hold such office until his or her death or resignation or a successor has been duly elected and qualified.

         The Board of Directors has an Audit Committee. The Audit Committee makes recommendations to the full Board of Directors with respect to the engagement of independent accountants and reviews with the independent accountants the plan and results of the audit engagement and matters having a material effect on the Fund's financial operations. The Fund has adopted a formal, written Audit Committee Charter. The members of the Audit Committee are currently Gerard E. Jones, John D. Barrett II, Joseph J. Kearns, Vincent R. McLean and C. Oscar Morong, Jr., none of whom is an "interested person," as defined under the 1940 Act, of the Fund. The Chairman of the Audit Committee is Mr. Joseph J. Kearns. The Audit Committee met three times during the fiscal year ended December 31, 2001.

         The Board of Directors also has a Nominating and Compensation Committee. The Nominating and Compensation Committee evaluates and recommends nominees for election to the Fund's Board of Directors and establishes compensation for disinterested Directors. The Fund adopted a formal, written Nominating and Compensation Committee Charter on February 17, 2000. The members of the Nominating and Compensation Committee are Thomas P. Gerrity, William G. Morton, Jr., Michael Nugent and Fergus Reid, none of whom is an "interested person," as defined under the 1940 Act, of the Fund. The Chairman of the Nominating and Compensation Committee is Mr. Reid. The Nominating and Compensation Committee met one time during the fiscal year ending December 31, 2001.

         There were five meetings of the Board of Directors held during the fiscal year ended December 31, 2001. For the fiscal year ended December 31, 2001, each current Director attended at least seventy-five percent of the aggregate number of meetings of the Board and of any committee on which he served except for Barton M. Biggs.

         Each of the nominees for Director has consented to be named in this Proxy Statement and to serve as a director of the Fund if elected. The Board of Directors has no reason to believe that any of the nominees named above will become unavailable for election as a director, but if that should occur before the Meeting, Proxy Cards will be voted for such persons as the Board of Directors may recommend.

Certain information regarding the Directors and officers of the Fund is set forth below:



                                                                                       Common        Share
                                                                                       Stock      Equivalents
                                                                                    Beneficially  Owned Under
                                                                                    Owned as of     Deferred
                                  Position with   Principal Occupations and Other   December 31,      Fee
Name, Address and Date of Birth      the Fund               Affiliations               2001**     Arrangements+   Percentage
-------------------------------   -------------   -------------------------------   ------------  -------------   -----------
Barton M. Biggs* ..............   Class III       Chairman, Director and Managing       106           --             ***
1221 Avenue of the Americas       Director and    Director of Morgan Stanley
New York, New York 10020          Chairman of     Investment Management and
11/26/32                          the Board       Chairman and Director of Morgan
                                  since 1994      Stanley Investment Management
                                                  Limited; Managing Director of
                                                  Morgan Stanley & Co.
                                                  Incorporated; Member of the
                                                  Yale Development Board;
                                                  Director or Trustee and
                                                  Chairman of the Board of
                                                  various U.S. registered
                                                  investment companies managed by
                                                  Morgan Stanley Investment
                                                  Management

Ronald E. Robison*.............   Class I         Chief Global Operations Officer and   --            --             ***
1221 Avenue of the Americas       Director and    Managing Director of Morgan
New York, New York 10020          President       Stanley Investment Management;
1/13/39                           since 2001      Managing Director of Morgan
                                                  Stanley & Co. Incorporated;
                                                  Director or Trustee and
                                                  President of various U.S.
                                                  registered investment companies
                                                  managed by Morgan Stanley
                                                  Investment Management;
                                                  Previously, Managing Director
                                                  and Chief Operating Officer of
                                                  TCW Funds Management

                                  Class II        Chairman and Director of              [ ]           --             ***
John D. Barrett II.............   Director        Barrett Associates, Inc.
Barrett Associates, Inc.          since 2000      (investment counseling);
565 Fifth Avenue                                  Director of the Ashforth
New York, New York 10017                          Company (real estate); Director
8/21/35                                           or Trustee of various U.S.
                                                  registered investment companies
                                                  managed by Morgan Stanley
                                                  Investment Management

Thomas P. Gerrity..............   Class III       Professor of Management,              [ ]           6.05           ***
219 Grays Lane                    Director        Director of the Electronic
Haverford, PA 19041               since 2001      Commerce Forum, and formerly
7/13/41                                           Dean of Wharton School of
                                                  Business, University of
                                                  Pennsylvania; Director of
                                                  Sunoco (oil refining), Fannie
                                                  Mae (mortgage finance),
                                                  Reliance Group Holdings
                                                  (insurance), CVS Corporation
                                                  (retail pharmacy) and
                                                  Knight-Ridder, Inc.
                                                  (newspapers); Formerly,
                                                  Director of IKON Office
                                                  Solutions, Inc. (office
                                                  equipment), Fiserv (financial
                                                  services), Investor Force
                                                  Holdings, Inc. (institutional
                                                  investment information
                                                  services), Digital Equipment
                                                  Corporation (computer
                                                  equipment), ICG Commerce, Inc.
                                                  (internet commerce) and Union
                                                  Carbide Corporation
                                                  (chemicals); Director or
                                                  Trustee of various U.S.
                                                  registered investment
                                                  companies managed by Morgan
                                                  Stanley Investment Management.

                                  Class III       Of Counsel, Shipman & Goodwin,        --            --             ***
Gerard E. Jones................   Director        LLP (law firm); Director of
Richards & O'Neil, LLP            since 2000      Tractor Supply Company, Tiffany
43 Arch Street                                    Foundation, Fairfield County
Greenwich, Connecticut 06830                      Foundation; Director or Trustee
1/23/37                                           of various U.S. registered
                                                  investment companies managed by
                                                  Morgan Stanley Investment
                                                  Management



                                                                                       Common        Share
                                                                                       Stock      Equivalents
                                                                                    Beneficially  Owned Under
                                                                                    Owned as of     Deferred
                                  Position with   Principal Occupations and Other   January 31,       Fee
Name, Address and Date of Birth      the Fund               Affiliations               2002**     Arrangements+   Percentage
-------------------------------   -------------   -------------------------------   ------------  -------------   -----------

Joseph J. Kearns...............   Class I         Investment consultant; Director       [ ]           6.10        ***
6287 Via Escondido                Director        of Electro Rent Corporation
Malibu, CA 90265                  since 2001      (equipment leasing) and The
8/2/42                                            Ford Family Foundation; Trustee
                                                  of Southern California Edison
                                                  Nuclear Decommissioning Trust;
                                                  Director or Trustee of various
                                                  U.S. registered investment
                                                  companies managed by Morgan
                                                  Stanley Investment Management;
                                                  Formerly, Chief Financial
                                                  Officer of the J. Paul Getty
                                                  Trust.

Vincent R. McLean..............   Class II        Director of Legal and General         [ ]           6.05         ***
702 Shackamaxon Dr.               Director        America, Inc. (insurance),
Westfield, NJ 07090               since 2001      Banner Life Insurance Co. and
6/1/31                                            William Penn Life Insurance
                                                  Company of New York; Director
                                                  or Trustee of various U.S.
                                                  registered investment
                                                  companies managed by Morgan
                                                  Stanley Investment Management;
                                                  Formerly, Executive Vice
                                                  President, Chief Financial
                                                  Officer, Director and Member
                                                  of the Executive Committee of
                                                  Sperry Corporation (now part
                                                  of UNISYS Corporation)
                                                  (computers).

C. Oscar Morong, Jr. ..........   Class II                                              [ ]           6.10         ***
1385 Outlook Drive West           Director        Managing Director of Morong
Mountianside, NJ 07092            since 2001      Capital Management; Trustee
4/22/35                                           and Chairman of the mutual
                                                  funds in the Smith Barney/
                                                  CitiFunds fund complex;
                                                  Director or Trustee of various
                                                  U.S. registered investment
                                                  companies managed by Morgan
                                                  Stanley Investment Management;
                                                  Formerly, Senior Vice
                                                  President and Investment
                                                  Manager for CREF, TIAA-CREF
                                                  Investment Management, Inc.,
                                                  Director of the Indonesia
                                                  Fund, the Landmark Funds and
                                                  Ministers and Missionaries
                                                  Benefit Board of American
                                                  Baptist Churches.

William G. Morton, Jr. ........   Class III       Chairman Emeritus and former           849            --         ***
100 Franklin Street               Director        Chief Executive Officer of
Boston, Massachusetts 02110       since 1995      Boston Stock Exchange; Director
3/13/37                                           of RadioShack Corporation
                                                  (electronics); Director or
                                                  Trustee of various U.S.
                                                  registered investment companies
                                                  managed by Morgan Stanley
                                                  Investment Management

                                                                                       Common        Share
                                                                                       Stock      Equivalents
                                                                                    Beneficially  Owned Under
                                                                                    Owned as of     Deferred
                                  Position with   Principal Occupations and Other   January 31,       Fee
Name, Address and Date of Birth      the Fund               Affiliations               2002**     Arrangements+   Percentage
-------------------------------   -------------   -------------------------------   ------------  -------------   -----------

                                                                                        [ ]           --           ***
Michael Nugent.................   Class I         General Partner of Triumph
c/o Triumph Capital, L.P.         Director        Capital, L.P., a private
237 Park Avenue                   since 2001      investment partnership;
New York, NY 10017                                Chairman of the Insurance
5/25/36                                           Committee and Director or
                                                  Trustee of various U.S.
                                                  registered investment companies
                                                  managed by Morgan Stanley
                                                  Investment Advisors Inc.;
                                                  Director or Trustee of various
                                                  U.S. registered investment
                                                  companies managed by Morgan
                                                  Stanley Investment Management;
                                                  Formerly, Vice President of
                                                  Bankers Trust Company and BT
                                                  Capital Corporation.
                                                                                       1,040          --           ***
Fergus Reid....................   Class I         Chairman and Chief Executive
85 Charles Colman Boulevard       Director        Officer of Lumelite Plastics
Pawling, New York 12564           since 2000      Corporation; Trustee and
8/12/32                                           Director of approximately 30
                                                  investment companies in the
                                                  Vista Mutual Fund Group managed
                                                  by J.P. Morgan Investment
                                                  Management Inc.; Director or
                                                  Trustee of various U.S.
                                                  registered investment companies
                                                  managed by Morgan Stanley
                                                  Investment Management

Stefanie V. Chang*.............   Vice            Executive Director of Morgan          --            --           ***
1221 Avenue of the Americas       President       Stanley & Co. Incorporated and
New York, New York 10020          since 1997      Morgan Stanley Investment
11/30/66                                          Management; Officer of various
                                                  U.S. registered investment
                                                  companies managed by Morgan
                                                  Stanley Investment Management;
                                                  Previously practiced law with
                                                  the New York law firm of Rogers
                                                  & Wells

Lorraine Truten*...............   Vice            Executive Director of Morgan          --            --           ***
1221 Avenue of the Americas       President       Stanley Investment Management;
New York, New York 10020          since 2001      Officer of various U.S. registered
5/11/61                                           investment companies managed by
                                                  Morgan Stanley Investment Management

                                       10

                                                                                       Common        Share
                                                                                       Stock      Equivalents
                                                                                    Beneficially  Owned Under
                                                                                    Owned as of     Deferred
                                  Position with   Principal Occupations and Other   January 31,       Fee
Name, Address and Date of Birth      the Fund               Affiliations               2002**     Arrangements+   Percentage
-------------------------------   -------------   -------------------------------   ------------  -------------   -----------
                                                                                        --            --           ***
Mary E. Mullin*................   Secretary       Vice President of Morgan
1221 Avenue of the Americas       since 1999      Stanley & Co. Incorporated and
New York, New York 10020                          Morgan Stanley Investment
3/22/67                                           Management; Officer of various
                                                  U.S. registered investment
                                                  companies managed by Morgan
                                                  Stanley Investment Management;
                                                  Previously practiced law with
                                                  the New York law firms of
                                                  McDermott, Will & Emery and
                                                  Skadden, Arps, Slate, Meagher &
                                                  Flom LLP

James W. Garrett*..............   Treasurer       Vice President of Morgan Stanley      --            --           ***
1221 Avenue of the Americas       since 2002      & Co. Incorporated and Morgan Stanley
New York, NY 10020                                Investment Management; Officer of
12/29/68                                          varios U.S. registered investment
                                                  companies managed by Morgan
                                                  Stanley Investment Management;
                                                  Previously with Price
                                                  Waterhouse LLP

Belinda Brady..................   Assistant       Senior Manager, Fund                  --            --           ***
73 Tremont Street                 Treasurer       Administration, J.P. Morgan
Boston, Massachusetts 02108       since 2002      Investor Services Co. (formerly
1/23/68                                           Chase Global Funds Services
                                                  Company); Treasurer of various
                                                  U.S. registered investment
                                                  companies managed by Morgan
                                                  Stanley Investment Management;
                                                  Previously with Price
                                                  Waterhouse LLP

All Directors and Officers as a Group.............................................      [ ]           [ ]          ***
                                                                                        ===           ===          ===

_____________________

   *   "Interested person" of the Fund within the meaning of the 1940 Act.
       Mr. Biggs is chairman, director and managing director of the Manager. Mr. Robison and Mr. Garrett and Ms. Chang, Ms. Truten and Ms. Mullin are officers of the Manager.
  **   This information has been furnished by each nominee, Director and officer.
 ***   Less than 1%.
   + Indicates share equivalents owned by the Directors and held in cash accounts by the Fund on behalf of the Directors in connection with the deferred fee arrangements described below.

       Effective as of October 11, 2001, the Fund Complex (as defined below) pays each of the Directors who is not an "interested person," as defined under the 1940 Act, of any fund within the Fund Complex an annual retainer fee of $75,000, for service on all Boards of Directors of the Fund Complex and pays the following additional amounts to these Directors for performing certain services for all of the funds in the Fund Group: $5,000 annually for performing the duties of Chairman of the Audit Committee, $5,000 annually for performing the duties of Chairman of the Nominating and Compensation Committee, $2,500 for each in-person Board meeting attended and $1,000 for each telephonic Board meeting attended. The retainer fee to be paid to each Director each year is allocated among the funds in the Fund Complex in proportion to each fund's respective average net assets during the year.

       Each of the Directors who is not an "affiliated person" of Morgan Stanley Investment Management within the meaning of the 1940 Act may enter into a deferred fee arrangement (the "Fee Arrangement") with the Fund, pursuant to which such Director may defer to a later date the receipt of his Director's fees. The deferred fees owed by the Fund are credited to a bookkeeping account maintained by the Fund on behalf of such Director and accrue income from and after the date of credit in an amount equal to the amount that would have been earned had such fees (and all income earned thereon) been invested and reinvested either (i) in shares of the Fund or (ii) at a rate equal to the prevailing rate applicable to 90-day United States Treasury Bills at the beginning of each calendar quarter for which this rate is in effect, whichever method is elected by the Director.

         Under the Fee Arrangement, deferred Director's fees (including the return accrued thereon) will become payable by the Fund in cash upon such Director's resignation from the Board of Directors of the Fund in generally equal annual installments over a period of five years (unless the Fund has agreed to a longer or shorter payment period) beginning on the first day of the year following the year in which such Director's resignation occurred. In the event of a Director's death, remaining amounts payable to him under the Fee Arrangement will thereafter be payable to his designated beneficiary; in all other events, a Director's right to receive payments is non-transferable. Under the Fee Arrangement, the Board of Directors of the Fund, in its sole discretion, has reserved the right, at the request of a Director or otherwise, to accelerate or extend the payment of amounts in the deferred fee account at any time after the termination of such Director's service as a director. In addition, in the event of liquidation, dissolution or winding up of the Fund or the distribution of all or substantially all of the Fund's assets and property to its stockholders (other than in connection with a reorganization or merger into another fund advised by Morgan Stanley Investment Management), all unpaid amounts in the deferred fee account maintained by the Fund will be paid in a lump sum to the Directors participating in the Fee Arrangement on the effective date thereof.

         Set forth below is a table showing the aggregate compensation paid by the Fund to each of its Directors, as well as the total compensation paid to each Director of the Fund by the Fund and by other U.S. registered investment companies advised by Morgan Stanley Investment Management or its affiliates (collectively, the "Fund Complex") for their services as Directors of such investment companies for the fiscal year ended December 31, 2001.

                                                             Pension or                               Number of
                                                             Retirement     Total Compensation        Funds in
                                           Aggregate     Benefits Accrued        From              Fund Complex
                                        Compensation     as Part of the    Fund Complex Paid       for Which
       Name of Directors               From Fund(2)(3)    Fund's Expenses   to Directors(2)(4)    Director Serves(5)
     ------------------------          ---------------   ----------------  --------------------   ------------------
                                       $          0            None         $            0              16
     Barton M. Biggs(1).............
     Ronald E. Robison(1)...........              0            None                      0              16
     Thomas P. Gerrity..............           [  ]            None                   [  ]              16
     John D. Barrett II.............           [  ]            None                   [  ]              16
     Gerard E. Jones................           [  ]            None                   [  ]              16
     Joseph J. Kearns...............           [  ]            None                   [  ]              16
     Michael Nugent.................           [  ]            None                   [  ]             115
     William G. Morton, Jr..........           [  ]            None                   [  ]              16
     Vincent R. McLean..............           [  ]            None                   [  ]              16
     Fergus Reid....................           [  ]            None                   [  ]              16
     C. Oscar Morong, Jr............           [  ]            None                   [  ]              16

------------------
     (1)  "Interested person" of the Fund within the meaning of the 1940 Act.
     (2) The amounts reflected in this table include amounts payable by the Fund Complex for services rendered during the fiscal year ended December 31, 2001, regardless of whether such amounts were actually received by the Directors during such fiscal year.
     (3) Payments under the Fee Arrangement to a Director will be based on the number of share equivalents a Director holds. For the number of share equivalents held by each Director, please refer to the table on pgs. [8-10] of this Proxy Statement.
     (4) Of the amounts shown in this column, Mr. Reid deferred $[ ] of his total compensation pursuant to the Fee Arrangement.
     (5) Indicates the total number of boards of directors of investment companies in the Fund Complex, including the Fund, on which the Director served at any time during the fiscal year ended December 31, 2001.

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Fund's officers and directors, and persons who own more than ten percent of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership with the Commission and the NYSE. The Manager assumes responsibility for filing such reports for the Fund's officers and directors and believes that all required reports under Section 16(a) have been filed on a timely basis for the Fund's officers and directors.

         The election of Messrs. Robison, Nugent, Kearns and Reid requires the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present. Under the Fund's By-Laws, the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast thereat will constitute a quorum. For this purpose, abstentions and broker non-votes will be counted in determining whether a quorum is present at the Meeting, but will not be counted as votes cast at the Meeting.

         THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES AS DIRECTORS.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         To the knowledge of the Fund's management, the following persons owned beneficially more than 5% of the Fund's outstanding shares at February 13, 2002:

          Name and Address of                                 Amount and Nature of
           Beneficial Owner                                  Beneficial Ownership                     Percent Class
----------------------------------------             -------------------------------------------      --------------
     City of London Investment Group PLC             1,150,127 shares with sole voting power and         9.58%
     10 Eastcheap                                    sole dispositive power(1)
     London EC3M ILX
     England


     Presidential and Fellows of Harvard College     2,932,873 shares with sole voting power and         32.6%
     c/o Harvard Management Company, Inc.            sole dispositive power(2)
     600 Atlantic Avenue
     Boston, Massachusetts 02210

-----------------
(1) Based on a Schedule 13G filed with the Commission on March 8, 2001.
(2) Based on a Schedule 13D/A filed with the Commission on November 7, 2001.

                     AUDIT COMMITTEE REPORT AND AUDITOR FEES

Report of the Audit Committee

         At a meeting held on February 14, 2002, the Board of Directors of the Fund, including a majority of the Directors who are not "interested persons," as defined under the 1940 Act, of the Fund acting on the recommendation of the Audit Committee of the Fund, selected Ernst & Young LLP to act as independent accountants for the Fund for the fiscal year ending December 31, 2002. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board No. 1 and has discussed with Ernst & Young LLP their independence with respect to the Fund. The Fund knows of no direct financial or material indirect financial interest of Ernst & Young LLP in the Fund.

         The Fund's financial statements for the fiscal year ended December 31, 2001 were audited by Ernst & Young LLP. The Audit Committee has reviewed and discussed the audited financial statements of the Fund with management of the Fund. The Audit Committee has further discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2001 be included in the Fund's most recent annual report.

                      Joseph J. Kearns, Chairman of the Audit Committee Gerard E. Jones, Member of the Audit Committee
                      John D. Barrett II, Member of the Audit Committee
                      C. Oscar Morong, Jr., Member of the Audit Committee Vincent R. McLean, Member of the Audit Committee

Audit Fees

         The aggregate fees paid to Ernst & Young LLP in connection with the annual audit of the Fund's financial statements for the fiscal year ended December 31, 2001 was $52,600.

Financial Information Systems Design and Implementation Fees

         The aggregate fees billed for financial information systems design and implementation services rendered by Ernst & Young LLP to the Manager, and entities controlling, controlled by or under common control with the Manager for the fiscal year ended December 31, 2001 was $[ ]. No such services were performed for the Fund.

All Other Fees

         The aggregate fees billed for all other non-audit services, including fees for tax-related services, rendered by Ernst & Young LLP to the Manager, and entities controlling, controlled by or under common control with the Manager for the fiscal year ended December 31, 2001 was $[ ] million. No such services were performed for the Fund. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

Certain Other Matters Concerning the Fund's Independent Auditors

         On July 5, 2000, PricewaterhouseCoopers LLP resigned as the independent accountants for the Fund. At a meeting held on June 15, 2000, the Board of Directors of the Fund, including a majority of the Directors who are not "interested persons," as defined under the 1940 Act, of the Fund acting on the recommendation of the Audit Committee of the Fund, appointed Ernst & Young LLP as independent accountants for the Fund, effective with the resignation of PricewaterhouseCoopers LLP. The appointment of Ernst & Young as independent accountants for the Fund was ratified by the stockholders of the Fund on August 1, 2000 at the Fund's reconvened annual meeting of stockholders. In connection with its audits for 1998 and 1999 and through July 5, 2000, the date of PricewaterhouseCoopers LLP's resignation as the independent accountant for the Fund, there were no disagreements with PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference thereto in its report on the financial statements of the Fund for such years. Each report of PricewaterhouseCoopers LLP on the financial statements of the Fund for such years contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

                                  OTHER MATTERS

         No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of stockholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy Card will vote thereon according to their best judgment in the interests of the Fund.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         A stockholder's proposal intended to be presented at the Fund's Annual Meeting of Stockholders in 2003, if one is held, must be received by the Fund on or before December 19, 2002, in order to be included in the Fund's proxy statement and proxy card relating to that meeting. Any stockholder who desires to bring a proposal at the Fund's Annual Meeting of Stockholders in 2003, without including such proposal in the Fund's proxy statement, must deliver written notice thereof to the Secretary of the Fund not before March 6, 2003 and not later than April 5, 2003, in the manner and form required by the Fund's Amended and Restated By-Laws.

                                                     MARY E. MULLIN
                                                     Secretary

Dated:  February 15, 2002

         STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                                       EXHIBIT A

                   MORGAN STANLEY AFRICA INVESTMENT FUND, INC.
                       PLAN OF LIQUIDATION AND DISSOLUTION

         The following Plan of Liquidation and Dissolution (the "Plan") of Morgan Stanley Africa Investment Fund, Inc. (the "Fund"), a corporation organized and existing under the laws of the State of Maryland, which has operated as a closed-end, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the provisions of the Fund's Articles of Incorporation.

         WHEREAS, the Fund's Board of Directors, at a Special Meeting on January 23, 2002, has deemed that in its judgment it is advisable and in the best interests of the Fund and its stockholders to liquidate and dissolve the Fund, and has considered and adopted this Plan as the method of liquidating and dissolving the Fund and has directed that this Plan be submitted to stockholders of the Fund for approval;

         NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

         1. Effective Date of Plan. The Plan shall be and become effective only upon (a) the adoption and approval of the Plan by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Fund at a meeting of stockholders called for the purpose of voting upon the Plan and (b) the determination, in the sole discretion of the Board of Directors, that the Fund has sufficient liquid assets to meet its existing and anticipated liabilities. The date of such adoption and approval of the Plan by stockholders and such determination by the Board of Directors regarding the Fund's capacity to meet its liabilities is hereinafter called the "Effective Date."

         2. Cessation of Business. After the Effective Date of the Plan, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and will dissolve in accordance with the Plan.

         3. Restriction of Transfer and Redemption of Shares. The proportionate interests of stockholders in the assets of the Fund shall be fixed on the basis of their respective stockholdings at the close of business on the Effective Date. On the Effective Date, the books of the Fund shall be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets shall not be transferable by the negotiation of share certificates and the Fund's shares will cease to be traded on the New York Stock Exchange, Inc.

         4. Notice of Liquidation. As soon as practicable after the Effective Date, the Fund shall mail notice to the appropriate parties that this Plan has been approved by the Board of Directors and the stockholders and that the Fund will be liquidating its assets, to the extent such notice is required under the Maryland General Corporation Law (the "MGCL"). Specifically, upon approval of the Plan, the Fund shall mail notice to its known creditors at their addresses as shown on the Fund's records.

         5. Liquidation of Assets. As soon as is reasonable and practicable after the Effective Date of the Plan, or as soon thereafter as practicable depending on market conditions and consistent with the terms of the Plan, all portfolio securities of the Fund not already converted to U.S. cash or U.S. cash equivalents shall be converted to U.S. cash or U.S. cash equivalents.

         6. Payments of Debts. As soon as practicable after the Effective Date of the Plan, the Fund shall determine and shall pay, or set aside in U.S. cash or U.S. cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided for in Section 7, below.

         7. Liquidating Distributions. In accordance with Section 331 of the Internal Revenue Code of 1986, as amended, the Fund's assets are expected to be distributed by up to three cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund's assets (the

"First Distribution") is expected to consist of cash representing substantially all the liquid assets of the Fund as of the time of the First Distribution, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the Fund's books on the First Distribution date, and
(b) liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund on the Fund's books. A second distribution (the "Second Distribution"), if necessary, is anticipated to be made within 90 days after the First Distribution and will consist of cash from any liquid assets remaining after payment of expenses, the proceeds of any sale of illiquid assets of the Fund under the Plan sold after the First Distribution and any other miscellaneous income to the Fund. A third distribution (the "Third Distribution") will be made as soon after the Second Distribution as all illiquid assets of the Fund remaining after the Second Distribution have been disposed of and will consist of cash held by the Fund at the time of the Third Distribution.

         Each stockholder not holding stock certificates of the Fund will receive liquidating distributions equal to the stockholder's proportionate interest in the net assets of the Fund. Each stockholder holding stock certificates of the Fund will receive a confirmation showing such stockholder's proportionate interest in the net assets of the Fund with an advice that such stockholder will be paid in cash upon return of the stock certificate. All stockholders will receive information concerning the sources of the liquidating distribution.

         8. Expenses of the Liquidation and Dissolution. The Fund shall bear all of the expenses incurred by it in carrying out this Plan including, but not limited to, all printing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of stockholders whether or not the liquidation contemplated by this Plan is effected.

         9. Power of Board of Directors. The Board of Directors and, subject to the direction of the Board of Directors, the Fund's officers shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the 1940 Act or any other applicable laws.

         The death, resignation or other disability of any director or any officer of the Fund shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.

         10. Amendment or Abandonment of Plan. The Board of Directors shall have the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and, in the judgment of the Board of Directors, will materially and adversely affect the interests of the Fund's stockholders, such variation or amendment will be submitted to the Fund's stockholders for approval. In addition, the Board of Directors may abandon this Plan, with stockholder approval, prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

         11. De-Registration Under the 1940 Act. As soon as practicable after the liquidation and distribution of the Fund's assets, the Fund shall prepare and file a Form N-8F with the Securities and Exchange Commission in order to de-register the Fund under the 1940 Act. The Fund shall also file, if required, a final Form N-SAR (a semi-annual report) with the Securities and Exchange Commission.

         12. Articles of Dissolution. Consistent with the provisions of the Plan, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Fund's Articles of Incorporation. As soon as practicable after the Effective Date and pursuant to the MGCL, the Fund shall prepare and file Articles of Dissolution with and for acceptance by the Maryland State Department of Assessments and Taxation.

         The Fund's Board of Directors shall be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund. The Director-trustees shall collect and distribute any remaining assets, applying them to the payment, satisfaction and discharge of existing debts and obligations of the Fund, including necessary expenses of liquidation, and distribute the remaining assets among the stockholders. The Director-trustees may also (a) carry out the contracts of the Fund, (b) sell all or any part of the assets of the Fund at public or private sale, (c) sue or be sued in their own names as trustees or in the name of the Fund and (d) do all other acts consistent with law and the Articles of Incorporation of the Fund necessary or proper to liquidate the Fund and wind up its affairs.

         13. Power of the Directors. Implementation of this Plan shall be under the direction of the Board of Directors, who shall have full authority to carry out the provisions of this Plan or such other actions as they deem appropriate without further stockholder action.

         14. Appraisal Rights. Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

                                   PROXY CARD

                   MORGAN STANLEY AFRICA INVESTMENT FUND, INC.
                  C/O MORGAN STANLEY INVESTMENT MANAGEMENT INC.
                           1221 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints RONALD E. ROBISON, STEFANIE V. CHANG and JAMES W. GARRETT, and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, and hereby authorizes said proxies, and each of them, to represent and vote, as designated on the reverse side, all stock of the above Fund held of record by the undersigned on [ ] at the Annual Meeting of Stockholders to be held on March 22, 2002, and at any adjournment thereof. The undersigned hereby revokes any and all proxies with respect to such stock heretofore given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement dated February [ ], 2002.

             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)
                                SEE REVERSE SIDE

[X] Please mark your votes as in this sample.

1. Approval of the liquidation and dissolution of the Fund, as set forth in the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund.

    FOR                  AGAINST             ABSTAIN

    []                   []                  []

2.  Election of the following nominees as Directors:

    FOR       WITHHELD

    []        []           Class I Nominee:
                           Ronald E. Robison, Joseph J. Kearns, Michael Nugent and Fergus Reid


                           --------------------------------------
                           For all nominees except as noted above



         This Proxy Card when properly executed will be voted in the manner directed herein by the undersigned stockholder, and in the discretion of such proxies, upon any and all other business as may properly come before the Meeting or any adjournment thereof. If no direction is made, this Proxy Card will be voted in favor of Proposal No. 1 and for the election of the nominees as Directors for the Fund as set forth above.

         PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. WHEN SHARES ARE HELD BY JOINT TENANTS, EACH JOINT TENANT MUST SIGN.

SIGNATURES(S)___________________________________
DATE _______________, 2002

         When signing as attorney, executor, administrator, trustee, guardian or custodian, please sign full title as such. If a corporation, please sign full corporate name by authorized officer and indicate the signer's office.

         If a partnership, please sign in partnership name. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]

               [LETTERHEAD OF CLIFFORD CHANCE ROGERS & WELLS LLP]



February 5, 2002

VIA EDGAR
---------

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Morgan Stanley Africa Investment Fund, Inc.
         (the "Fund") (File No. 811-08218)

Ladies and Gentlemen:

On behalf of the Fund, we transmit for filing under the Securities Exchange Act of 1934 and the Investment Company Act of 1940, each as amended, a preliminary copy of the following documents:

(i) a notice of meeting, proxy statement and form of proxy relating to an annual meeting of stockholders of the Fund, in the form in which such material is to be furnished by the management of the Fund to the Fund's stockholders; and

(ii)     Schedule 14A.

The Fund anticipates mailing copies of the definitive notice of meeting, proxy statement and form of proxy as soon as practicable after the staff's review of the preliminary materials filed herewith. If you have any questions concerning the foregoing, please call Jeremy Senderowicz at (212) 878-3412 or Anthony G. Ciavarelli at (212) 878-3295.

Best Regards,

/s/ Jeremy Senderowicz

Jeremy Senderowicz.

cc: Stefanie V. Chang
    Anthony G. Ciavarelli